EXHIBIT A

                             STOCKHOLDER'S RESOLUTION


      RESOLVED that Article IV of the Company's Certificate of Incorporation shall be amended by adding the following paragraph after the final existing paragraph thereof: "On the date of filing of this amendment each outstanding share of common stock, par value $.01, shall be converted and changed into one-half of a share of common stock, par value $.02;" and
      FURTHER RESOLVED, notwithstanding the approval of the foregoing amendment by the stockholders, the Board may abandon the foregoing amendment without further stockholder approval, and shall abandon (1) such amendment if not effected prior to December 31, 1998 or (2) upon the effectiveness of any other amendment effecting a one-for-three, -four or -five reverse stock split.

                             STOCKHOLDER'S RESOLUTION


      RESOLVED that Article IV of the Company's Certificate of Incorporation shall be amended by adding the following paragraph after the final existing paragraph thereof: "On the date of filing of this amendment each outstanding share of common stock, par value $.01, shall be converted and changed into one-third of a share of common stock, par value $.03;" and
      FURTHER RESOLVED, notwithstanding the approval of the foregoing amendment by the stockholders, the Board may abandon the foregoing amendment without further stockholder approval, and shall abandon (1) such amendment if not effected prior to December 31, 1998 or (2) upon the effectiveness of any other amendment effecting a one-for two, -four, or -five reverse stock split.

                             STOCKHOLDER'S RESOLUTION


      RESOLVED that Article IV of the Company's Certificate of Incorporation shall be amended by adding the following paragraph after the final existing paragraph thereof: "On the date of filing of this amendment each outstanding share of common stock, par value $.01, shall be converted and changed into one-fourth of a share of common stock, par value $.04;" and
      FURTHER RESOLVED, notwithstanding the approval of the foregoing amendment by the stockholders, the Board may abandon the foregoing amendment without further stockholder approval, and shall abandon (1) such amendment if not effected prior to December 31, 1998 or (2) upon the effectiveness of any other amendment effecting a one-for two, -three or -five reverse stock split.

                             STOCKHOLDER'S RESOLUTION


      RESOLVED that Article IV of the Company's Certificate of Incorporation shall be amended by adding the following paragraph after the final existing paragraph thereof: "On the date of filing of this amendment each outstanding share of common stock, par value $.01, shall be converted and changed into one-fifth of a share of common stock, par value $.05;" and
      FURTHER RESOLVED, notwithstanding the approval of the foregoing amendment by the stockholders, the Board may abandon the foregoing amendment without further stockholder approval, and shall abandon (1) such amendment if not effected prior to December 31, 1998 or (2) upon the effectiveness of any other amendment effecting a one-for two, -three or -four reverse stock split.